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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43001, 33-49234, 333-27613, 333-95725, 333-31464, 333-31379
and 333-61002 and Form S-3 No. 333-101514) of ESB Financial Corporation, of our report dated January 27, 2003, with respect to the consolidated financial statements of ESB Financial Corporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                          /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 21, 2003